Exhibit 99.1

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Consolidated Financial Statements

As of December 31, 2014 and for the period from January 1, 2014 to March 31, 2014 and from April 1, 2014 to December 31, 2014

(With Independent Auditors’ Report Thereon)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Independent Auditors’ Report

The Members
NRG Wind TE Holdco LLC and Subsidiaries:

We have audited the accompanying consolidated financial statements of NRG Wind TE Holdco LLC and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations and comprehensive (loss) income, members’ equity, and cash flows for the period from April 1, 2014 through December 31, 2014 (Successor period) and from January 1, 2014 through March 31, 2014 (Predecessor period), and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NRG Wind TE Holdco LLC and its subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the period April 1, 2014 through December 31, 2014 (Successor period) and from January 1, 2014 through March 31, 2014 (Predecessor period) in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California
January 19, 2016

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2014

(In thousands)

Assets
Current assets:
Cash and cash equivalents	$22,739
Restricted cash	1,203
Accounts receivable	4,418
Accounts receivable — affiliate	46,626
Inventory	5,061
Derivative assets — affiliate	2,082
Prepaid expenses and other current assets	1,634
Total current assets	83,763
Investments in unconsolidated affiliates	182,888
Plant and equipment, net of accumulated depreciation of $101,923	707,330
Intangible assets, net of accumulated amortization of $600	2,109
Long-term derivative assets	15
Other noncurrent assets	502
Total assets	$976,607
Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$1,601
Accounts payable — affiliate	18,607
Accrued liabilities	4,845
Interest payable	65
Derivative liabilities	4,583
Current maturities of long-term debt — affiliate	652
Current maturities of long-term debt	7,875
Total current liabilities	38,228
Long-term debt	188,018
Long-term debt — affiliate	1,266
Long-term derivative liabilities	8,051
Other long-term liabilities	6,746
Total liabilities	242,309
Commitments and Contingencies

Members’ equity:
Paid in capital	824,963
Retained deficit	(81,599)
Accumulated other comprehensive loss	(9,102)
Total NRG Wind TE Holdco members’ equity	734,262
Noncontrolling interests	36
Total equity	734,298
Total liabilities and members’ equity	$976,607

See accompanying notes to consolidated financial statements.

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Consolidated Statement of Operations and Comprehensive (Loss) Income

Period from January 1, 2014 to March 31, 2014 and April 1, 2014 to December 31, 2014

(In thousands)

	Successor	Predecessor
	April 1, 2014	January 1,
	through	2014 through
	December 31,	March 31,
	2014	2014
Operating revenue:
Electricity sales	$56,940	22,577
Grant revenue	—	537
Total operating revenue	56,940	23,114
Operating expenses:
Depreciation, amortization, and accretion	34,462	15,495
Maintenance and other operating costs	24,702	9,230
Total operating expenses	59,164	24,725
Loss from operations	(2,224)	(1,611)
Other income (expense):
Equity in (losses) income from unconsolidated affiliates	(2,471)	773
Interest and other expense, net	(4,998)	(4,484)
Total other expense	(7,469)	(3,711)
Loss before income taxes	(9,693)	(5,322)
Benefit for income taxes	—	(6,567)
Net (loss) income	(9,693)	1,245
Net income attributable to noncontrolling interest	13	—
Net loss attributable to members of NRG Wind TE Holdco	(9,706)	1,245
Other comprehensive loss:
Unrealized loss on derivatives	(9,102)	(983)
Other comprehensive loss	(9,102)	(983)
Comprehensive (loss) income	(18,795)	262
Comprehensive income attributable to noncontrolling interest	13	—
Comprehensive (loss) income attributable to members of NRG Wind TE Holdco	$(18,808)	262

See accompanying notes to consolidated financial statements.

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Consolidated Statement of Members’ Equity

Period from January 1, 2014 to March 31, 2014 and April 1, 2014 to December 31, 2014

(In thousands)

(Predecessor)	Total equity

Balance at January 1, 2014	$812,360
Net income (loss)	1,245
Unrealized loss on derivatives	(983)
Cash distributions to parent companies	(14,220)
Cash distributions to noncontrolling interests	(2)
Balance at March 31, 2014	798,400

(Successor)	Total equity
Balance at April 1, 2014(a)	774,558
Net income (loss)	(9,693)
Unrealized loss on derivatives	(9,102)
Cash distributions from NRG	(204,089)
Non-cash distributions to NRG	(7,781)
Cash distributions to noncontrolling interests	(13)
Cash contributions from JPM	190,418
Balance at December 31, 2014	$734,298

(a)   The difference in equity balances at March 31, 2014 and April 1, 2014 reflected purchase accounting adjustments related to NRG’s acquisition of project companies owned by NRG Wind TE Holdco LLC on April 1, 2014.

See accompanying notes to consolidated financial statements.

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Period from January 1, 2014 to March 31, 2014 and April 1, 2014 to December 31, 2014

(In thousands)

	Successor	Predecessor
	April 1, 2014	January 1,
	through	2014 through
	December 31,	March 31,
	2014	2014

Cash flows from operating activities:
Net (loss) income	$(9,693)	1,245
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Equity in losses and distributions from unconsolidated subsidiaries	7,606	659
Depreciation, amortization, and accretion	34,462	15,495
Amortization of deferred revenue	100	(505)
Amortization of deferred financing costs	—	278
Deferred income taxes	—	(6,567)
Changes in derivative instruments	(6,831)	2,081
Changes in assets and liabilities:
Accounts receivable	(11,256)	(3,432)
Restricted cash	(1,203)	698
Inventory	(69)	(254)
Prepaid expenses and other current assets	738	416
Accounts payable and accrued liabilities	5,369	(845)
Interest payable	(3,098)	3,093
Net cash provided by operating activities	16,125	12,362
Cash flows from investing activity:
Capital expenditures, net	519	(37)
Net cash provided by investing activity	519	(37)
Cash flows from financing activity:
Distribution to partners	(204,089)	(14,220)
Contributions from partners	190,418	—
Repayments of intercompany debt	(383)	—
Distributions to noncontrolling interests	(13)	(2)
Repayments of long-term debt	(4,222)	(141)
Net cash used in financing activity	(18,289)	(14,363)
Net decrease in cash and cash equivalents	(1,645)	(2,038)
Cash and cash equivalents at beginning of period	24,384	26,422
Cash and cash equivalents at end of period	$22,739	24,384
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$12,355	46
Non-cash investing activity:
Additions to fixed assets for accrued capital expenditures	54	—
Non-cash financing activity:
Distributions to partners	7,781	—

See accompanying notes to consolidated financial statements.

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

(1)                     Nature of Business

NRG Wind TE Holdco LLC (NWTE or the Company) was formed on August 5, 2014 for the purpose of acquiring the project companies listed below and obtaining an investment from JPM Capital Corporation (JPMCC) in return for certain tax and cash benefits, primarily the production tax credits (PTCs). JPMCC is an indirect wholly owned subsidiary of JPMorgan Chase & Co., a multinational financial services company based in the United States. On November 3, 2014, NRG Energy Gas & Wind Holdings, Inc. (NEGW), a subsidiary of NRG Energy, Inc. (NRG or the Parent) and the Company entered into an Equity Capital Contribution Agreement (ECCA) with JPMCC. Under the ECCA, JPMCC and NEGW made their specified initial capital contributions as described in note 8, Members’ Equity. The proceeds of the cash contribution made by JPMCC were used to (i) establish a working capital reserve account, (ii) pay transaction costs associated with the transaction, and (iii) distribute the remaining amount to NEGW.

As of December 31, 2014 the following is a list of projects owned by the Company:

			Owned
		Ownership	capacity
Project	Location	Interest	(MW)	COD	PPA Offtaker	PPA Term
Crosswinds	Iowa	99%	21	2007	CornBelt Electric Co-op	2022
Elbow Creek	Texas	100%	122	2009	(a)	—
Elkhorn Ridge	Nebraska	67%	81	2009	Nebraska Public Power District	2029
Forward	Pennsylvania	100%	29	2008	Constellation NewEnergy	2017
Goat Wind	Texas	99.9%	150	2008/2009	(a)	—
Hardin	Iowa	99%	15	2007	Interstate Power & Light	2027
Lookout	Pennsylvania	100%	38	2008	(a)	—
Odin	Minnesota	99.9%	20	2008	Missouri River Energy Services	2028
San Juan Mesa	New Mexico	75%	120	2005	Southwestern Public Service Company	2025
Sleeping Bear	Oklahoma	100%	95	2007	Public Service Company of Oklahoma	2032
Spanish Fork	Utah	100%	19	2008	PacifiCorp	2028
Wildorado	Texas	99.9%	161	2007	Southwestern Public Service Company	2027

(a) Elbow Creek, Goat Wind and Lookout entered into PPAs with various offtakers on October 30, 2015, November 30, 2015 and April 14, 2015, respectively.

All of the projects, except for Elbow Creek, were acquired by NRG on April 1, 2014 in connection with its acquisition of substantially all of the assets of Edison Mission Energy (EME).

The following is a description of significant agreements:

(a)                     Amended Limited Liability Company Agreement (Amended LLC Agreement)

On the closing date for the ECCA, NEGW and JPMCC entered into the Amended LLC Agreement, which provides that NEGW will manage the Company and oversee the operations of the wind facilities owned by the Company. The terms of the Amended LLC Agreement including contributions, distributions, and allocations of income and losses are described in note 8, Members’ Equity.

Subject to the Amended LLC Agreement, NEGW has the right to purchase all of the Class A membership interests owned by JPMCC for a period of six months following each of the fifth anniversary and sixth anniversary of the effective date of the agreement at a price equal to fair value established through an independent appraisal.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

(b)                     Administrative Services Agreement (ASA)

In connection with JPMCC’s investment, the Company entered into the ASA with a subsidiary of NRG to obtain services such as legal, accounting, tax, treasury (including debt compliance), insurance, regulatory and an environmental, health, and safety program from the subsidiary. The term of the agreement is 20 years and under this agreement the Company pays $1 million per year, payable in monthly installments. Total costs incurred under this agreement for the period from November 3, 2014 through December 31, 2014 were $161,000 and are included in the consolidated statement of operations and comprehensive (loss) income as part of maintenance and other operating costs.

(c)                      Sponsor Guaranty Agreement

NRG guaranteed the obligations of NEGW under reach of the previously described agreements up to an aggregate of $97.4 million through the second anniversary of the effective date of the agreement and an aggregate of $48.7 million subsequent to the second anniversary. The liability is further limited to $5 million for obligations resulting from damages other than breaches or failures of representations, warranties, covenants, obligations or agreements contained in the ECCA or the loss, disallowance, or reduction of PTCs.

(2)                     Significant Accounting Policies

(a)                     Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. The Accounting Standards Codification, or ASC, established by the Financial Accounting Standards Board, or FASB, is the source of authoritative U.S. GAAP to be applied by nongovernmental entities.

The consolidated financial statements include the Company’s accounts and operations and those of its subsidiaries in which the Company has a controlling interest. All significant intercompany transactions and balances have been eliminated in consolidation. The usual condition for a controlling financial interest is ownership of a majority of the voting interests of an entity. However, a controlling financial interest may also exist through arrangements that do not involve controlling voting interests. As such, the Company applies the guidance of ASC 810, Consolidation (ASC 810), to determine when an entity that is insufficiently capitalized or not controlled through its voting interests, referred to as a variable interest entity should be consolidated.

(b)                     Predecessor and Successor Reporting

As further discussed in note 3, Business Acquisition, on April 1, 2014, NRG completed the acquisition of substantially all of the assets of EME, or the EME Acquisition, including all of its equity interests in the Company, except for Elbow Creek. The EME Acquisition was accounted for under the acquisition method of accounting. Fair value adjustments have been pushed down to the Company, resulting in the Company’s assets and liabilities being recorded at fair value at April 1, 2014. Therefore, the Company’s financial information, other than for Elbow Creek, prior to the EME Acquisition is not comparable to its financial information subsequent to the EME Acquisition.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

As a result of the impact of pushdown accounting, the financial statements and certain note presentations separate the Company’s presentations into two distinct periods, the period before the consummation of the EME Acquisition (labeled predecessor) and the period after that date (labeled successor), to indicate the application of different basis of accounting between the periods presented.

On November 3, 2014, as described in note 1, Nature of Business, NRG contributed its interests in the Company to TE Holdco. Additionally, on November 2, 2015, NRG sold 75% of its remaining interests in TE Holdco to NRG Yield Operating LLC.  No change in basis occurred as a result of these transactions as both the contributing and receiving entities are under the common control of NRG.

(c)                      Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with an original maturity of three months or less at the time of purchase.

(d)                     Restricted Cash

Restricted cash consists primarily of funds held within the Company’s projects that are restricted in their use. These funds are used to pay for capital expenditures and current operating expenses as well as to fund required equity contributions and other obligations, per the restrictions of the related agreements.

(e)                      Accounts Receivable — Trade

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company reviews its allowance for doubtful accounts monthly. There was no allowance for doubtful accounts as of December 31, 2014.

(f)                        Inventory

Inventory is stated at the lower of weighted average cost or market and consists of spare parts, materials, and supplies.

(g)                     Deferred Financing Costs (Predecessor)

Deferred financing costs consist of legal fees and closing costs incurred by the Company in obtaining its financings. These costs were amortized over the term of the long-term debt of 10 years using the effective-interest method. Deferred financing costs were eliminated as a result of pushdown accounting in connection with the EME Acquisition. Amortization expense was $278,000 for the period from January 1, 2014 through March 31, 2014 and is included in interest expense in the consolidated statement of operations and comprehensive (loss) income.

(h)                     Revenue Recognition

A significant majority of the Company’s revenue is currently obtained through power purchase agreements (PPA). Revenue recognized under these PPAs is calculated based on power output and established prices, as defined in the PPAs. The PPAs are accounted for as operating leases in accordance with ASC 840, Leases (ASC 840). ASC 840 requires minimum lease payments received

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

to be amortized over the term of the lease and contingent rentals are recorded when the achievement of the contingency becomes probable. These leases have no minimum payments; therefore, all revenue is recognized when the electricity is delivered.

The Company’s facilities that do not sell their output under PPAs record revenue as power is generated and sold to the independent system operator (ISO) at market prices.

(i)                        Plant and Equipment

Plant and equipment, including leasehold improvements and construction in progress, are principally comprised of wind energy generating systems and related facilities and are capitalized at cost, or in the case of business acquisitions, fair value. See note 3, Business Acquisition, for more information on acquired plant and equipment.  Depreciation is recorded using the straight-line method over the estimated useful lives of the assets.

Expenditures for maintenance, repairs, and renewals are expensed as incurred. Expenditures for additions and improvements are capitalized.

(j)                        Investments Accounted for by the Equity Method

The Company has investments in various wind projects. The equity method of accounting is applied to two such investments in affiliates because the ownership structure prevents the Company from exercising a controlling influence over the operating and financial policies of the projects. Under this method, equity in pretax income or losses of its investments is reflected as equity in (losses) income from unconsolidated affiliates.

(k)                     Impairment of Long-Lived Assets and Investments

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Recoverability of long-lived assets is measured by a comparison of its carrying amount to the future net undiscounted cash flows expected to be generated plus production tax credits. If the long-lived assets are considered to be impaired, the impairment recognized is measured as the amount by which its carrying amount exceeds its fair value. There were no indicators of impairment loss as of December 31, 2014.

Investments accounted for by the equity method are reviewed for impairment in accordance with ASC 323, Investments — Equity Method and Joint Ventures, which requires that a loss in value of an investment other than a temporary decline should be recognized. The Company identifies and measures losses in the value of equity method investments based upon a comparison of fair value to carrying value. There were no indicators of impairment loss as of December 31, 2014.

(l)                        Intangible Assets

Intangible assets represent contractual rights held by the Company. The Company recognizes specifically identifiable intangible assets when specific rights and contracts are acquired. As of December 31, 2014, the Company’s intangible assets subject to amortization are comprised of land rights and are amortized to depreciation, amortization, and accretion on the Company’s consolidated statement of operations and comprehensive (loss) income based on the straight-line basis over 25 years.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

The Company has land rights of $2,500,000 and accumulated amortization of $600,000 as of December 31, 2014.

Aggregate amortization expense for amortizing intangible assets was $25,000 for the period from January 1, 2014 through March 31, 2014 and $75,000 for the period from April 1, 2014 through December 31, 2014. Estimated amortization expense for each of the next five years is $100,000. As of December 31, 2014, the remaining amortization period is approximately 19 years.

Emission allowances held for sale, which are included in intangible assets on the Company’s consolidated balance sheet, are not amortized; they are carried at the lower of cost or fair value and reviewed for impairment in accordance with ASC 360, Property, Plant, and Equipment. The Company has emission allowances held for sale of $209,000 as of December 31, 2014.

(m)                  Income Taxes

Successor

For the Successor period from April 1 through November 2, 2014, the Company was a disregarded entity of its parent for federal and state income tax purposes. Therefore, federal and state income taxes were assessed at the NRG level. For the Successor period from November 3, 2014 through December 31, 2014, the Company is a disregarded entity of a partnership for federal and state income tax purposes. Therefore, federal and state income taxes are assessed at the partner level. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

Predecessor

For the Predecessor period from January 1 through March 31, 2014, certain of the Company’s subsidiaries were included in the consolidated federal and combined state income tax returns of Edison International and participated in tax allocation and payment agreements with other subsidiaries of Edison International. The Company calculated its income tax provision on a separate company basis in accordance with these tax agreements, except for calculating consolidated state income taxes, for which the Company used the state apportionment rates of the consolidated tax group.  Elbow Creek was a disregarded entity of NRG for federal and state income tax purposes, and federal and state income taxes were assessed at the NRG level.

The Company accounted for deferred income taxes using the asset-and-liability method, wherein deferred tax assets and liabilities were recognized for future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities using enacted income tax rates. Interest expense and penalties associated with income taxes were reflected in benefit for income taxes in the consolidated statement of operations and comprehensive (loss) income.

The Company’s investments in wind-powered electric generation projects qualify for federal production tax credits under Section 45 of the Internal Revenue Code. Such credits are allowable for production during the 10-year period after a qualifying wind energy facility is placed into service.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

Production tax credits are recognized by the Company when the corresponding electricity is produced.

During the Predecessor period from January 1, 2014 through March 31, 2014, the Company’s subsidiaries acquired in the EME Acquisition converted to single member LLCs that are disregarded for tax purposes. This conversion in the Predecessor period from January 1, 2014 through March 31, 2014, is treated as a change in tax status from a taxable entity to a non-taxable entity. As a result, the deferred tax assets and liabilities were reversed in the Predecessor period from January 1, 2014 through March 31, 2014, since the net tax expense will never be recognized by this entity.

(n)                     Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates. Estimates are used for such items as derivative instruments, impairment of long-lived assets, intangible assets, and contingencies, among others.

(o)                     Fair Value of Financial Instruments

The Company accounts for the fair value of financial instruments in accordance with ASC 820, Fair Value Measurements (ASC 820). The Company does not hold or issue financial instruments for trading purposes.

The carrying amounts of cash equivalent, restricted cash, accounts receivable, accounts payable, accured affiliate accounts, receivable affiliate and accounts payable affiliates approximate fair value because of the short-term maturity of these instruments. Money market funds included in cash equivalents are classified as Level 1 within the fair value hierarchy as fair value is determined by observable market prices (unadjusted) in active markets. Money market funds totaled $4,293,000 December 31, 2014.

The carrying value of long-term debt approximates fair value at December 31, 2014 as the debt carries a variable interest rate. The fair value of long-term debt is estimated based on the income approach valuation technique for nonpublicly traded debt using current interest rates for similar instruments with equivalent credit quality and uses Level 3 inputs. Derivative instruments are recorded at fair value on the Company’s consolidated balance sheet on a recurring basis and their level within the fair value hierarchy is Level 2. For derivative instruments consisting of interest rate swaps the fair value can be determined based on observable values of underlying interest rates. For further discussion of derivative instruments, see note 7, Accounting for Derivatives Instruments and Hedging Activities.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

•                  Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

•                  Level 2 — Inputs other than quoted prices included within Level 1 that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

•                  Level 3 — Unobservable inputs for the asset or liability only used when there is little, if any, market activity for the asset or liability at the measurement date.

In accordance with ASC 820, the Company determines the level in the fair value hierarchy within which each fair value measurement in its entirety falls, based on the lowest level input that is significant to the fair value measurement in its entirety.

(p)                     Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk or valuation risk consist principally of cash and cash equivalents, restricted cash, accounts receivable, and derivative instruments. The Company maintains its cash and restricted cash in bank deposit accounts. Cash equivalents are held in money market funds invested in treasury and government securities. Accounts receivable are concentrated within entities engaged in the energy industry. The concentrations within one industry may impact the Company’s overall exposure to credit risk, either positively or negatively, in that the customers may be similarly affected by changes in the economy, industry, or other conditions. The Company is exposed to credit losses in the event of noncompliance by counterparties on its derivative financial instruments.

(q)                     Asset Retirement Obligations

The Company recognizes its asset retirement obligations (AROs) associated with long-lived assets for which a legal obligation exists under enacted laws, statutes, and written or oral contracts, including obligations arising under the doctrine of promissory estoppel, and for which the timing and/or method of settlement may be conditional on a future event. The Company recognizes the fair value of a liability for an ARO in the period in which it is incurred and a reasonable estimate of fair value can be made.

Upon initial recognition of a liability for an ARO, the Company capitalizes the asset retirement cost by increasing the carrying amount of the related long-lived asset by the same amount. Over time, the liability is accreted to its future value, while the capitalized cost is depreciated over the useful life of the related asset. The Company has ARO liabilities of $6,647,000 as of December 31, 2014. Accretion expense was $531,000 for the period from January 1, 2014 through March 31, 2014 and $337,000 for the period from April 1, 2014 through December 31, 2014.

(r)                       Derivative Instruments

The Company accounts for derivatives and hedging activities in accordance with ASC 815, Derivatives and Hedging, which requires the Company to record all derivative instruments as either assets or liabilities in the consolidated balance sheet at their respective fair values. Changes in fair value of nonhedge derivatives are immediately recognized in earnings.

If certain criteria are met, a derivative financial instrument may be designated as a fair value hedge or cash flow hedge. The Company uses interest rate swaps to manage its interest rate exposure on

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

long-term debt, which have been designated as cash flow hedges. With the exception of these interest rate swaps, the Company did not have any other derivative financial instruments designated as fair value or cash flow hedges for accounting purposes. Changes in the fair value of derivatives accounted for as cash flow hedges, if elected for hedge accounting, are deferred and recorded as a component of accumulated other comprehensive income, or OCI, until the hedged transactions occur and are recognized in earnings.

On an ongoing basis, the Company assesses the effectiveness of derivatives that are designated as cash flow hedges for accounting purposes in order to determine that each derivative continues to be highly effective in offsetting changes in cash flows of hedged items. If it is determined that the derivative instrument is not highly effective as a hedge, hedge accounting will be discontinued prospectively. If the derivative instrument is terminated, the effective portion of this derivative deferred in accumulated OCI will be frozen until the underlying hedged item is delivered. Amounts reclassified from accumulated OCI into income and amounts recognized in income from the ineffective portion of cash flow hedges are recorded to interest expense. See note 7, Accounting for Derivative Instruments and Hedging Activities, for more information.

(s)                       Recent Accounting Developments

In November 2014, the FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (ASU No. 2014-16). The amendments of ASU No. 2014-16 clarify how U.S. GAAP should be applied in determining whether the nature of a host contract is more akin to debt or equity and in evaluating whether the economic characteristics and risks of an embedded feature are “clearly and closely related” to its host contract. The guidance in ASU No. 2014-16 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted. The Company is currently evaluating the impact of the standard on the Company’s results of operations, cash flows, and financial position.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU No. 2014-09). The amendments of ASU No. 2014-09 complete the joint effort between the FASB and the International Accounting Standards Board, or IASB, to develop a common revenue standard for U.S. GAAP and International Financial Reporting Standards, or IFRS, and to improve financial reporting. The guidance in ASU No. 2014-09 provides that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for the goods or services provided and establishes the following steps to be applied by an entity: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies the performance obligation. The guidance of ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods therein. Early adoption is not permitted. The Company is currently evaluating the impact of the standard on the Company’s results of operations, cash flows, and financial position.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

(3)                     Business Acquisition

On April 1, 2014, NRG completed the acquisition of substantially all of the assets of EME. The acquisition was recorded as a business combination under ASC 805, Business Combinations. As discussed in note 2, Summary of Significant Accounting Policies, the impact of the acquisition method of accounting was pushed down to the Company, resulting in certain assets and liabilities of the Company being recorded at fair value as of April 1, 2014.

The allocation of assets and liabilities is as follows (in thousands):

Acquisition
date fair value
Assets:
Current and noncurrent assets	$39,300
Investment in unconsolidated affiliates	190,496
Plant and equipment	537,593
Total assets acquired	767,389
Liabilities:
Current and noncurrent liabilities	20,844
Long-term debt	200,115
Total liabilities assumed	220,959
Net assets acquired	$546,430

Fair Value Measurements

The estimated fair values of the plant and equipment were determined primarily based on an income method using discounted cash flows and validated using a market approach based on recent transactions of comparable assets and using a cost approach based on replacement costs of the assets less economic obsolescence. The fair values of the plant and equipment were measured primarily based on significant inputs that are not observable in the market and thus represent a Level 3 measurement as defined in ASC 820.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

(4)                     Plant and Equipment

The Company’s major classes of plant and equipment were as follows (in thousands):

	(Successor)
	December 31,	Depreciable
	2014	lives
Wind generating system	$807,945	8—25 years
Construction in progress	1,308
Total plant and equipment	809,253
Accumulated depreciation	(101,923)
Plant and equipment, net	$707,330

(5)                     Investments Accounted for by the Equity Method

The Company has the following equity method investments as of December 31, 2014.

San Juan Mesa

The Company owns a 75% interest in San Juan Mesa Wind Project, LLC, which owns a 120 MW wind farm located near Elida, New Mexico (San Juan Mesa). The San Juan Mesa project sells electricity to Southwestern Public Service, a subsidiary of Xcel Energy, under a 20-year PPA. The San Juan Mesa project achieved commercial operation in December 2005. As of December 31, 2014, the Company’s investment in San Juan Mesa was $81,770,000.

Elkhorn Ridge Wind

The Company owns 66.67% interest in Elkhorn Ridge Wind, LLC, which owns an 81 MW wind farm located in Nebraska (Elkhorn Ridge). The Elkhorn Ridge project sells electricity to Nebraska Public Power District under a 20-year PPA. The Elkhorn Ridge project achieved commercial operation in December 2009. As of December 31, 2014, the Company’s investment in Elkhorn Ridge was $101,118,000.

There were no undistributed earnings of equity method investments at December 31, 2014.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

The following table presents summarized financial information of the investments in unconsolidated affiliates accounted for by the equity method (in thousands):

	(Successor)	(Predecessor)
	April 1,	January 1,
	2014	2014
	through	through
	December 31,	March 31,
	2014	2014
Revenues	$18,148	7,936
Expenses	18,071	6,351
Net income	$77	1,585

(Successor)
December 31,
2014
Current assets	$10,902
Noncurrent assets	177,208
Total assets	$188,110
Current liabilities	$1,166
Noncurrent liabilities	3,931
Equity	183,013
Total liabilities and equity	$188,110

The Company’s investment in unconsolidated affiliates differs from the equity of the unconsolidated affiliates due to the impact of acquisition accounting that was not pushed down to the affiliates’ financial statements.

(6)                     Long-Term Debt

The Company’s long-term debt primarily consists of the Viento II Financing Arrangement, which is comprised of a $202 million 10-year loan facility that matures in July 2023, a $27 million seven-year letter of credit facility and a $9 million seven-year working capital facility. Amounts outstanding bear interest at the London Interbank Offered Rate (LIBOR) plus an initial margin of 2.75%, increasing 0.25% each fourth anniversary. The Company’s obligations under the Viento II Financing Agreement are secured by its equity interests in the Elkhorn Ridge, San Juan Mesa, and Wildorado projects. The Company was in compliance with all debt covenants as of December 31, 2014.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

At December 31, 2014, there were no borrowings under the working capital facility and $27 million had been drawn on the letter of credit facility, which expires in July 2020. The Company recorded costs of $229,000 and $329,000 associated with the letters of credit for the period from January 1, 2014 through March 31, 2014 and April 1, 2014 through December 31, 2014, respectively.

Interest expense under the term loan for the period from January 1, 2014 through March 31, 2014 and April 1, 2014 through December 31, 2014 was $1,551,000 and $4,687,000, respectively. Viento Funding II, LLC entered into interest rate swap agreements to hedge the majority of the variable interest rate exposure under the term loan. For further details regarding the interest rate swap agreements, see note 7, Accounting for Derivative Instruments and Hedging Activities.

Long-term debt maturities at December 31, 2014 are summarized as follows (in thousands):

Year ending December 31:
2015	$7,875
2016	11,293
2017	13,569
2018	16,102
2019	17,751
Thereafter	129,303
$195,893

(7)                     Accounting for Derivative Instruments and Hedging Activities

(a)                     Interest Rate Swaps

The Company’s subsidiary, Viento Funding II, LLC, entered into interest rate swaps for the purpose of hedging the variability of cash flows in the interest payments due to fluctuations in LIBOR. These interest rate swap agreements qualify as effective cash flow hedges and entitle the Company to receive a floating (six-month LIBOR) rate and pay a fixed rate. The notional amount of the interest rate swap agreements amortizes each year, such that the Company’s interest payment under the term loan is approximately 90% hedged. The following table summarizes the interest rate swap agreements related to Viento Funding II, LLC’s long-term debt as of December 31, 2014.

	Percentage	Floating	Fixed	Notional
	of	interest	interest	amount (in	Effective	Maturity
Counterparty	Principal	rate	rate	thousands)	date	date
Union Bank, N.A.	90%	6-month LIBOR	3.175%	$21,673	6/30/2009	6/30/2016
Union Bank, N.A.	90%	6-month LIBOR	3.415	15,790	3/2/2011	12/31/2020
Union Bank, N.A.	90%	6-month LIBOR	3.030	32,243	7/16/2013	7/11/2023
Union Bank, N.A.	90%	6-month LIBOR	4.985	27,379	7/11/2023	6/30/2028
CIT	90%	6-month LIBOR	3.030	31,190	7/16/2013	7/11/2023
Key Bank N.A.	90%	6-month LIBOR	3.175	7,224	6/30/2009	6/30/2016
Key Bank N.A.	90%	6-month LIBOR	3.415	13,593	3/2/2011	12/31/2020
Key Bank N.A.	90%	6-month LIBOR	3.030	24,398	7/16/2013	7/11/2023
Key Bank N.A.	90%	6-month LIBOR	4.985	20,717	7/11/2023	6/30/2028
SunTrust Bank	90%	6-month LIBOR	3.030	31,190	7/16/2013	7/11/2023
SunTrust Bank	90%	6-month LIBOR	4.985	17,080	7/11/2023	6/30/2028

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

Upon the acquisition of the EME assets on April 1, 2014, the interest rate swap agreements were de-designated and re-designated. As such, the effective portion of the derivative on the acquisition date was frozen in accumulated OCI and is being amortized through interest expense, net over the term of the agreement. There was no change in the terms of the interest rate swap agreements due to this transaction.

Interest expense related to the swap agreements was $2,344,000 for the period from January 1, 2014 through March 31, 2014 and $3,826,000 for the period from April 1, 2014 through December 31, 2014. These costs are included in interest and other expense, net in the accompanying consolidated statement of operations and comprehensive (loss) income.

(b)                     Energy-Related Commodities

As of December 31, 2014, the Company’s derivative assets primarily consisted of forward contracts for the sale of electricity economically hedging Elbow Creek’s wind farm’s forecasted output through 2015.

The total notional amount of the Company’s power contracts was 353,000 megawatt hours (MWh) as of December 31, 2014.

(c)                      Fair Value of Derivative Instruments

The following table summarizes the Company’s derivative assets and liabilities on the consolidated balance sheet at December 31, 2014 (in thousands):

(Successor)
Derivatives designated as cash flow hedges:
Derivative liabilities:
Interest rate contracts current	$4,583
Interest rate contracts long term	8,051
Total liabilities	$12,634
Derivatives not designated as cash flow hedges:
Derivative assets:
Commodity contracts current	$2,082
Commodity contracts long term	15
Total assets	$2,097

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

(d)                     Accumulated Other Comprehensive Loss

The following table presents the losses on the interest rate swaps designated as cash flow hedges in the consolidated statement of operations and comprehensive (loss) income (in thousands):

	Successor	Predecessor
	April 1, 2014	January 1,
	through	2014 through
	December 31,	March 31,
	2014	2014
Mark-to-market of cash flow hedge accounting contracts	$(9,102)	(1,683)
Reclassification adjustments included in net income	—	700
Other comprehensive loss	$(9,102)	(983)

Amounts reclassified from accumulated OCI into income and amounts recognized in income from the ineffective portion of cash flow hedges are recorded to interest expense, net. For the period from April 1, 2014 through December 31, 2014, $3,939,000 was recognized as income from accumulated OCI due to the de-designation of the swaps upon acquisition of the EME assets. No other gains or losses were recognized in income. As of December 31, 2014, all of the forecasted transactions (future interest payments) were deemed probable of occurring.

As of December 31, 2014, $70,000 of losses are expected to be realized from OCI during the next 12 months. Actual amounts reclassified into earnings could vary from the amounts currently recorded as a result of future changes in interest rates.

(e)                      Impact of Derivative Instruments on the Statement of Operations

Unrealized gains and losses associated with changes in the fair value of derivative instruments not accounted for as cash flow hedges are reflected in current period earnings. The effect of unrealized (losses) gains from economic hedging activities for the period from January 1, 2014 through March 31, 2014 and from April 1, 2014 through December 31, 2014 was ($452,000) and $2,893,000, respectively, included in electricity sales revenue on the consolidated statement of operations and comprehensive (loss) income.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

(8)                     Members’ Equity

(a)                     Predecessor

For the period from January 1, 2014 through March 31, 2014, members’ equity represents the combination of the equity of each of the individual entities that were combined to form the Company. The members’ equity for each of the entities acquired in the EME acquisition is reflected on a historical pre-acquisition basis.

(b)                     Successor (Prior to November 2, 2014)

For the period from April 1, 2014 through December 31, 2014, members’ equity represents the combination of the equity of each of the individual entities that were combined to form the Company. Members’ equity for each of the entities valued in the EME acquisition was recorded at fair value through push down accounting, as described in Note 2, Summary of Significant Accounting Policies.

(c)                      Successor (Subsequent to November 2, 2014)

The Company’s Class B membership units are owned 100% by NEGW and the Company’s Class A membership units are owned 100% by JPMCC.

Allocations of taxable income, gain, loss, deduction, and credit are allocated 99% to the Class A membership units and 1% to the Class B membership units prior to the flip date. Allocations change to 8.53% to the Class A membership units and 91.47% to the Class B membership units after the flip date. These allocations are in effect unless the Class A capital account balance is a deficit, in which case, taxable income and gains are allocated to the Class A membership units at 99% until the deficit balance is reduced to $0. Allocations of interest deductions, renewable energy credits (RECs), and capacity payments are 5% to the Class A membership units and 95% to the Class B membership units. If JPMCC has a deficit capital account in excess of $6 million, allocations of RECs and capacity payments will be 99% to Class A membership units and 1% to Class B membership units until the deficit does not exceed $6 million. Capital accounts are maintained on a basis consistent with Treasury Regulations Sections 1.704-1(b) and 1.704-2.

Distributions will be 100% to the Class A membership units until the flip date and subsequent to the flip date, will be 8.53% to the Class A membership units and 91.47% to the Class B membership units.

Deferred contributions are required by JPMCC on the last day of January following each calendar year through the calendar year ended December 31, 2018 in an amount equal to the product of $23/MWh, adjusted for inflation, multiplied by the MWh of Excess Production, as defined below, that is actually generated by each wind project and sold to a third party. Excess Production is defined as the amount of electricity eligible for PTCs over the production threshold as specified for each period in the Amended LLC Agreement. Deferred contributions will vary based on production and cannot exceed $48 million.

NEGW transferred the project entities to the Company in return for its Class B membership units and JPMCC made a cash contribution of $195 million in return for its Class A membership units.

(9)                     Related Party Transactions

In addition to the transactions and relationships described elsewhere in the notes to the consolidated financial statements, certain subsidiaries of NRG provide services to the Company’s project entities. Amounts due to NRG subsidiaries are recorded as accounts payable — affiliate and amounts due to the Company from NRG subsidiaries are recorded as accounts receivable — affiliate in the Company’s consolidated balance sheet.

Certain subsidiaries of NRG provide support services to the Company’s project entities pursuant to various support services agreements. The agreements provide for administrative and support services and reimbursements of certain insurance, consultant, and credit costs. Amounts charged totaled $21,000 and $1,304,000 for the period from January 1, 2014 through March 31, 2014 and April 1, 2014 through December 31, 2014, respectively. These costs are included in the consolidated statement of operations and comprehensive (loss) income as part of maintenance and other operating costs.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

Certain subsidiaries of NRG have entered into agreements with the Company’s project entities to provide operation and maintenance services for the balance of the plants not covered by turbine supplier’s maintenance and service agreements and for the postwarranty period. The agreements have various terms with provisions for extension until terminated. The Company incurred costs under the agreements in the amounts of $791,000 and $2,706,000 for the period from January 1, 2014 through March 31, 2014 and from April 1, 2014  through December 31, 2014, respectively. These costs are included in the consolidated statement of operations and comprehensive (loss) income as part of maintenance and other operating costs.

Certain of the Company’s project entities have entered into energy service agreements with Boston Energy Trading and Marketing (BETM), a wholly owned subsidiary of NRG, to provide scheduling, dispatch and transaction services. The agreements may be terminated upon providing a 30-90-day written notice. The Company incurred costs from BETM for the period from January 1, 2014 through March 31, 2014 and from April 1, 2014 through December 31, 2014 in the amount of $64,000 and $234,000, respectively, under these agreements. These costs are included in the consolidated statement of operations and comprehensive (loss) income as part of maintenance and other operating costs.

Certain subsidiaries of NRG provide services to the Company’s project entities, which have merchant facilities through power and services agreements. The services include the bidding and dispatch of the generating units and the execution of contracts, including economic hedges, to reduce price risk. The agreements will remain in effect until terminated by either party upon 30 or 90 days written notice. All of the project entities’ revenue is received through these certain subsidiaries, which in turn sell the electricity to the ISO. The project entities compensate the subsidiaries as defined in the agreements. These costs are included in the consolidated statement of operations and comprehensive income as a reduction to electricity sales revenue. The Company incurred net revenue of $1,749,000 and $10,109,000 for the periods from January 1, 2014 through March 31, 2014 and April 1, 2014 through December 31, 2014, respectively, included in the consolidated statement of operations and comprehensive (loss) income as part of electricity sales revenue.

Crosswinds and Hardin each entered into loan agreements with a subsidiary of NRG for notes payable consisting of three tranches. Amounts outstanding at December 31, 2014 are under Tranche A and Tranche B. Tranche A loans are noninterest bearing with a maturity date of August 1, 2015. Tranche B loans bear interest at 8% per annum and unpaid principal and accrued interest shall be due and payable on the maturity date of February 1, 2017, as defined in the agreements. The Company had interest payable related to the intercompany loan of $32,000 at December 31, 2014 included in interest payable on the Company’s consolidated balance sheet.

(Continued)

NRG WIND TE HOLDCO LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014

(10)              Commitments and Contingencies

In the normal course of business, the Company is subject to various claims and litigation. Management of the Company expects that these various litigation items will not have a material adverse effect on the results of operations or financial position of the Company.

The Company leases sites and other buildings and equipment that expire in various years through 2035. Future minimum lease commitments under operating leases as of December 31, 2014 are as follows (in thousands):

Year ending December 31:
2015	$1,693
2016	1,564
2017	1,286
2018	1,310
2019	1,316
Thereafter	18,727
Total	$25,896

The minimum commitments do not include contingent rental payments that may be paid under certain leases on the basis of a percentage of sales calculation in excess of the stipulated minimum amount.

Lease expense under operating leases was $835,000 and $2,614,000 for the period from January 1, 2014 and March 31, 2014 and the period from April 1, 2014 through December 31, 2014, respectively. These costs are included on the consolidated statement of operations and comprehensive (loss) income as part of maintenance and other operating costs.

(11)              Subsequent Events

The Company has performed an evaluation of subsequent events through January 19, 2016, which is the date the consolidated financial statements are available to be issued, and determined that there are no other items to disclose.